Investor Contact	Media Contact
Linda Ventresca	Michael Herley
AXIS Capital Holdings Limited	Kekst and Company
investorrelations@axiscapital.com	michael-herley@kekst.com
(441) 405-2727	(212) 521-4897
AXIS Capital Provides Information on Expected Fourth Quarter 2014 Results

Pembroke, Bermuda, January 25, 2015 - AXIS Capital Holdings Limited (“AXIS Capital”) (NYSE: AXS) today announced information on its expected preliminary results for the fourth quarter of 2014, which are as follows:

•	Fourth quarter operating income[1] between $117 million and $123 million

•	Fourth quarter operating income per diluted common share between $1.15 and $1.21

•	Fourth quarter annualized operating return on average common equity[1] between 9.0% and 9.5%

•	Diluted book value of between $50.60 and $50.65 per common share

•	Diluted tangible book value[1] of between $49.73 and $49.79 per common share

AXIS Capital will report final 2014 results for the fourth quarter and full year after the market close on Tuesday, February 3, 2015.

1 Operating income, operating return on average common equity and diluted tangible book value per common share are “non-GAAP financial measures” as defined in Regulation G. A reconciliation of operating income to net income available to common shareholders (the nearest GAAP financial measure) and a reconciliation of the diluted tangible book value per common share to the diluted book value per common share (the nearest GAAP financial measure) are provided in this release, as is a discussion of the rationale for the presentation of these items.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

Albert Benchimol, President and CEO, and Joseph C. Henry, CFO, will host an investor teleconference, including a question and answer period, on Wednesday, February 4, 2015, at 8:00 a.m. (Eastern) to discuss the fourth quarter results as well as related matters.

The teleconference can be accessed by dialing (888) 317-6003 (U.S. callers) or (412) 317-6061 (international callers) and entering the passcode 1-8-6-2-2-4-9 approximately 10 minutes in advance of the call. A live, listen-only webcast of the call will also be available via the Investor Information section of the Company’s website at www.axiscapital.com.

A replay of the teleconference will be available for three weeks by dialing (877) 344-7529 (U.S. callers) or (412) 317-0088 (international callers) and entering the passcode 1-0-0-5-8-8-2-1. The webcast will be archived in the Investor Information section of the Company’s website.

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with total shareholders’ equity attributable to AXIS Capital at September 30, 2014 of $5.8 billion and locations in Bermuda, the United States, Europe, Singapore, Canada, Australia and Latin America. Its operating subsidiaries have been assigned a rating of “A+” (“Strong”) by Standard & Poor’s and “A+” (“Superior”) by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Non-GAAP Financial Measures Reconciliation
OPERATING INCOME AND DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE [a]

OPERATING INCOME
Quarter ended December 31,
2014

(in thousands, except per share amounts)

Net income available to common shareholders	$160,000 - $166,000
Adjustment for [c]:
Net realized investment losses, net of tax	1,000
Foreign exchange gains, net of tax	(44,000)
Operating income	$117,000 - $123,000

Net earnings per share - diluted	$1.57 - $1.63
Adjustment for [c]:
Net realized investment losses, net of tax	0.01
Foreign exchange gains, net of tax	(0.43)
Operating income per share - diluted	$1.15 - $1.21

Weighted average common share and common share equivalents - diluted	102,038

DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE - TREASURY STOCK METHOD [b]

Common shareholders' equity	$5,189,986 - $5,195,986
Less: goodwill and intangible assets	(88,960)
Tangible common shareholders' equity	$5,101,026 - $5,107,026

Outstanding diluted common shares net of treasury shares	102,577

Diluted book value per common share	$50.60 - $50.65

Diluted tangible book value per common share	$49.73 - $49.79

[a]
Operating income and diluted tangible book value per common share are “non-GAAP financial measures” as defined by Regulation G. Reconciliations of operating income to net income available to common shareholders and diluted tangible book value per common share to diluted book value per common share are presented above.

[b]
This method assumes that proceeds received upon exercise of options will be used to repurchase our common shares at the closing market price. Unvested restricted stocks and units and unrestricted phantom stock units are also added to determine the diluted common shares outstanding. Cash-settled restricted stock unit awards are excluded.

[c]	Represents management's best estimate.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements contained in this release include our expectations regarding market conditions and information regarding our estimates of losses related to natural disasters. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause actual events or results to be materially different from our expectations include (1) the occurrence and magnitude of natural and man-made disasters, (2) actual claims exceeding our loss reserves, (3) general economic, capital, and credit market conditions, (4) the failure of any of the loss limitation methods we employ, (5) the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions, (6) the failure of our cedants to adequately evaluate risks, (7) inability to obtain additional capital on favorable terms, or at all, (8) the loss of one or more key executives, (9) a decline in our ratings with rating agencies, (10) the loss of business provided to us by our major brokers, (11) changes in accounting policies or practices, (12) the use of industry catastrophe models and changes to these models, (13) changes in governmental regulations, (14) increased competition, (15) changes in the political environment of certain countries in which we operate or underwrite business, (16) fluctuations in interest rates, credit spreads, equity prices and/or currency values, and (17) the other factors set forth in our most recent report on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Non-GAAP Financial Measures

In this release, we present operating income and diluted tangible book value per common share which are “non-GAAP financial measures” as defined in Regulation G.

Operating income represents after-tax operational results without consideration of after-tax net realized investment gains (losses) and foreign exchange (losses) gains. We also present diluted operating earnings per share and operating return on average common equity ("operating ROACE"), which are derived from the non-GAAP operating income measure. Reconciliations of operating income and diluted operating earnings per share to the nearest GAAP financial measures (based on net income available to common shareholders) are included above.

Tangible book value is defined as common shareholders' equity excluding goodwill and intangible assets. Diluted tangible book value per common share uses this measure as the numerator, with the denominator being outstanding diluted common shares calculated under the treasury stock method. A reconciliation of diluted tangible book value per common share to diluted book value per common share (the nearest GAAP financial measure) is included above.

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. This includes the presentation of “operating income” (in total and on a per share basis), “annualized operating ROACE” (which is based on the “operating income” measure) and diluted tangible book value per common share.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Operating Income

Although the investment of premiums to generate income and realized investment gains (or losses) is an integral part of our operations, the determination to realize investment gains (or losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (or losses) is somewhat opportunistic for many companies.

Foreign exchange (losses) gains in our Consolidated Statements of Operations are primarily driven by the impact of foreign exchange rate movements on net insurance-related liabilities. However, this movement is only one element of the overall impact of foreign exchange rate fluctuations on our financial position. In addition, we recognize unrealized foreign exchange (losses) gains on our available-for-sale investments in other comprehensive income and foreign exchange (losses) gains realized upon the sale of these investments in net realized investment (losses) gains. These unrealized and realized foreign exchange movements generally offset a large portion of the foreign exchange (losses) gains reported separately in earnings, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As such, the Consolidated Statements of Operations foreign exchange (losses) gains in isolation are not a fair representation of the performance of our business.

In this regard, certain users of our financial statements evaluate earnings excluding after-tax net realized investment gains (losses) and foreign exchange (losses) gains and losses. We believe that showing net income available to common shareholders exclusive of net realized gains (losses) and foreign exchange (losses) gains reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analysis for the same reasons.

Diluted Tangible Book Value per Common Share

Diluted tangible book value per common share removes certain effects of purchase accounting. We believe that this measure, in combination with diluted book value per common share, is useful in assessing value generated for our common shareholders.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com